UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

NetScout Systems, Inc. (“NetScout”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its employee stockholders in connection with its special meeting of stockholders (the “special meeting”) of NetScout to be held at 10:00 a.m. local time, on June 25, 2015, at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886.

Email to Employees dated May 21, 2015

Attached hereto is an email that NetScout sent to its employee stockholders on May 22, 2015.

Additional Information and Where To Find It

NetScout has filed a Registration Statement on Form S-4 (No. 333-200704) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which includes a prospectus (the “Prospectus”). NetScout has also filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and definitive form of proxy card with the SEC on May 8, 2015, which has been sent to NetScout stockholders in connection with the special meeting of stockholders in connection with the proposed transactions, and other documents concerning the proposed acquisition of the Communications Business. Investors are urged to read the Registration Statement, Prospectus and Proxy Statement along with other relevant documents filed with the SEC, because they contain important information. Security holders may obtain a free copy of the Registration Statement and Proxy Statement and other documents filed by NetScout with the SEC at the SEC’s website at www.sec.gov. The Registration Statement and Proxy Statement, along with other documents, may also be obtained for free by contacting Andrew Kramer, Vice President of Investor Relations, by telephone at 978-614-4000, by email at ir@netscout.com, or by mail at Investor Relations, NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886.

NetScout, Danaher and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NetScout’s stockholders in connection with the proposed transaction. Information about NetScout’s directors and executive officers and their beneficial ownership of NetScout’s common stock may be found in the Proxy Statement. This document can be obtained free of charge from the SEC website at www.sec.gov.

May 21, 2015

To My Fellow Shareholders at NetScout:

As you know, NetScout has scheduled a special meeting of shareholders on June 25, 2015 so that shareholders can vote on actions associated with the Company’s planned acquisition of Danaher Corporation’s Communications Business. If you owned NetScout common stock of record as of May 1, 2015, you should have recently received in the mail your proxy statement and related voting materials associated with this special meeting.

I wanted to take this opportunity to remind you that your vote on the proposals associated with this transaction is important, regardless of the number of shares you own. We believe that the acquisition is highly compelling strategically, operationally and financially, and that it will create substantial value for all key stakeholders including customers, partners, employees and shareholders. If the proposal regarding the issuance of shares of NetScout common stock in the transaction is not approved by a majority of shares of NetScout common stock that are represented and voted at the special meeting, the proposed acquisition cannot be completed.

You may vote by telephone, by using the internet or by mail, as described in the proxy statement. If you own your NetScout common stock through a broker or bank (referred to as a “beneficial owner” or “street name” owner), you may also instruct your bank, broker or other nominee how to vote those shares. Before you vote, it is also important to remind you to read the proxy statement you received carefully and in its entirety. We encourage you to cast your vote before midnight on June 24.

If you have any questions about the meeting itself or the proxy materials associated with this meeting, please contact Andy Kramer, vice president of investor relations, at 978-614-4279 or via email at andrew.kramer@netscout.com.

Thank you in advance for your attention to this matter and for your continued support. We look forward to sharing the results from the special meeting with you all.

Very truly yours,

Anil Singhal

Chairman, President and Chief Executive Officer